Exhibit 10.39

FIRST AMENDMENT TO LEASE

This First Amendment to Lease (this “First Amendment”) is made as of June 23__, 2022, by and between ARE-NC REGION NO. 14, LLC, a Delaware limited liability company (“Landlord”), and BEAM THERAPEUTICS INC., a Delaware corporation (“Tenant”).

RECITALS

A.
Landlord and Tenant are parties to that certain Lease Agreement dated as of August 11, 2020 (the “Lease”), wherein Landlord leases to Tenant that to-be-constructed building containing approximately 100,000 rentable square feet (the “Premises”) to be known as 10 Davis Drive, Durham, North Carolina, as more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.
B.
Landlord and Tenant desire to amend the Lease as set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.
Work Letter. The Work Letter is amended as follows:
(a)
The penultimate paragraph of Section 6(b) of the Work Letter which reads as following is hereby deleted in its entirety:

“By the date set forth on the Critical Dates Schedule for Tenant to make its election, Tenant shall notify Landlord how much Additional Tenant Improvement Allowance Tenant has elected to receive from Landlord. Such election shall be final and binding on Tenant, and may not thereafter be modified without Landlord’s consent, which may be granted or withheld in Landlord’s sole and absolute subjective discretion. The TI Allowance shall be disbursed in accordance with this Work Letter.”

(b)
The following paragraph is inserted in place of the paragraph that was deleted in Section1(a) above:

“Tenant shall be deemed to have elected to use the Additional Tenant Improvement Allowance (or portions thereof, as applicable) as of the date that Tenant submits a draw request to Landlord pursuant to Section 5(e) below for all or any portion of the Additional Tenant Improvement Allowance, provided that Tenant may not request a draw with respect to the Additional Tenant Improvement Allowance until the Tenant Improvement Allowance has been fully disbursed. The TI Allowance shall be disbursed in accordance with this Work Letter.”

2.
OFAC. Tenant and Landlord are currently (a) in compliance with and shall at all times during the Term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of the Lease be listed on, the Specially

Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.
3.
Miscellaneous.
(a)
This First Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This First Amendment may be amended only by an agreement in writing, signed by the parties hereto.
(b)
This First Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective agents and assigns.
(c)
This First Amendment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this First Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.
(d)
Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this First Amendment and that no Broker brought about this transaction. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this First Amendment.
(e)
Except as amended and/or modified by this First Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this First Amendment. In the event of any conflict between the provisions of this First Amendment and the provisions of the Lease, the provisions of this First Amendment shall prevail. Whether or not specifically amended by this First Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this First Amendment.

[Signatures are on the next page]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

TENANT:

BEAM THERAPEUTICS INC.,

a Delaware corporation

By: /s/ John Evans

John Evans

Its: CEO

☒ I hereby certify that the signature, name, and title above are my signature, name and title.

LANDLORD:

ARE-NC REGION NO. 14, LLC,

a Delaware limited liability company

By: ALEXANDRIA REAL ESTATE EQUITIES, L.P.,

a Delaware limited partnership, managing member

By: ARE-QRS CORP.,

a Maryland corporation,

general partner

By: /s/ Mark Hikin

Mark Hikin

Its: VP Real Estate Legal Affairs